UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2005

SPX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Non-Employee Directors’ Compensation Plans

On February 23, 2005, the Board of SPX Corporation (the “Company”) amended the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan to discontinue payments to the non-employee directors based on the EVA Plan and pay each non-employee director a flat fee annual retainer of $60,000.  The Board and Compensation Committee are examining the alternatives with respect to the non-employee directors’ EVA bonus banks remaining after the computation of the 2004 EVA bonus.  The foregoing description of the amendment to the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan is qualified in its entirety by reference to the text of the amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Board also adopted the SPX Corporation 2005 Non-Employee Directors’ Compensation Plan (the “2005 Plan”) under which non-employee directors will receive annually 2,500 shares of phantom equity with a three-year vesting period based on SPX shareholder return versus the S&P 500.  On each vesting date, the Company will compare SPX shareholder return to the performance of the S&P 500 for the prior year and for the cumulative period since the date of the phantom stock grant.  If SPX outperforms the S&P 500 for the prior year, the one-third portion of the grant associated with that year will vest.  If SPX outperforms the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest.  The vested portion of any phantom equity grant will be settled in cash.  The foregoing description of the 2005 Plan is qualified in its entirety by reference to the text of the plan, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Employment Agreements

The Board also approved employment agreements for Christopher J. Kearney, our President and Chief Executive Officer, Patrick J. O’Leary, our Executive Vice President, Treasurer and Chief Financial Officer, Thomas J. Riordan, our Executive Vice President and Co-Chief Operating Officer, Jay Caraviello, our Executive Vice President and Co-Chief Operating Officer, and Robert B. Foreman, our Senior Vice President, Human Resources, which agreements were executed and entered into on February 28, 2005 and are effective as of February 23, 2005.  The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels and allowance amounts for annual income tax return preparation and financial planning.  The agreements have a rolling two-year term.  The expiration date is automatically extended by one day for each day of the term that elapses.

Under the agreements, the Company is not permitted to reduce the annual base salary rate without the executive’s consent.  The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers.  The agreements further provide for continuation of all other senior executive benefit plans offered by the Company, subject to the Company’s right to modify, suspend or discontinue the plans.  Business expense reimbursement, perquisites and vacation entitlements also are continued pursuant to the agreements.

Upon termination of employment for any reason, the agreements provide for the following payments and benefits:

•                                          Earned but unpaid base salary;

•                                          Any earned annual incentive plan bonus, for which the performance measurement period has ended;

•                                          Any accrued but unpaid vacation;

•                                          Any amounts payable under any of the Company’s benefit plans; and

•                                          Unreimbursed business expenses.

Upon termination of employment by reason of death or disability, the executive (or the executive’s estate) will receive – in addition to the payments and benefits provided in the event of termination of employment for any reason — a pro rata portion of any bonus payable under the Company’s annual incentive plan for the year in which such termination occurs determined based on the higher of the actual annual bonus paid for the bonus plan year immediately preceding such termination, or the target bonus for the bonus plan year in which such termination occurs.  The executive also will receive the executive’s bonus bank amount, if positive, as of the date of such termination.

Upon termination of employment by the Company other than for cause, or upon voluntary termination of employment by the executive for good reason – in addition to the payments and benefits provided in the event of termination of employment for any reason – the agreements provide for the following payments and benefits:

•                  The base salary and annual bonus that the Company would have paid under the agreement had the executive’s employment continued to the end of the employment term;

•                  Continued coverage under the Company’s executive benefit plans through the end of the employment term, at the same cost to the executive as in effect on the date of the executive’s termination;

•                  Executive perquisites, reduced to the extent comparable perquisites are actually received by or made available to the executive without cost, during the period following the executive’s employment termination through December 31 of the year that includes the second anniversary of the executive’s employment termination;

•                  The period through the end of the employment term shall continue to count for purposes of determining the executive’s age and service with the Company with respect to eligibility, vesting and the amount of benefits under the Company’s benefit plans to the extent permitted by applicable law;

•                  Any outstanding stock options, restricted stock or other equity-based compensation awards shall immediately vest upon such termination date, and any such stock options shall be immediately exercisable at any time prior to the earlier of:  two years; or the stock option expiration or other termination date;

•                  The executive’s bonus bank amount, if positive, as of the date of such termination; and

•                  Outplacement services.

In the event of certain terminations following a change of control, Messrs. Kearney, O’Leary, Foreman, Riordan and Caraviello will be entitled to the payments and benefits specified in their change-of-control severance agreements.  Those payments and benefits would replace those provided under the employment agreements to the extent that such payments or benefits would otherwise be duplicative.

For purposes of the employment agreements, “cause” is defined as:

•                  the executive’s willful and continued failure to substantially perform his duties as an executive of the Company;

•                  the executive’s willful misconduct, which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

•                  the executive’s engaging in egregious misconduct involving serious moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executive officers of the Company.

For purposes of the employment agreements, “good reason” is defined as the occurrence of any of the following without the executive’s consent:

•                  assigning duties to the executive that are inconsistent with those of the executive’s position at similar companies in similar industries;

•                  changing the executive’s reporting responsibility;

•                  the failure of the Company to pay any portion of the executive’s compensation within 10 days of the date such compensation is due;

•                  the Company requires the executive to relocate his principal business office to a location not within 50 miles of the Company’s principal business office; or

•                  the Company’s failure to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the executive after such discontinuance is not materially less than the aggregate value as of the effective date of the agreement.

The foregoing description of the employment agreements is qualified in its entirety by reference to the text of the employment agreements, which are attached as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 hereto and incorporated herein by reference.

Restricted Stock Grants (Tax True-Up)

On February 25, 2005, in accordance with a five year arrangement approved by the Board in August 2001 and which began as of January 2003, restricted shares were granted to the following individuals to “true-up” the individuals for their respective state tax increases incurred as a result of the relocation of the Company’s corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina:  Mr. Foreman, 1,826 shares; Mr. Kearney, 1,614 shares; and Mr. O’Leary, 3,229 shares.  These restricted shares will fully vest on June 30, 2005 or, if earlier, upon the individual’s death, disability, retirement, or upon a change in control.  Prior to vesting, these restricted shares will be forfeited upon termination of employment for a reason other than retirement, disability, death or a change in control.  The foregoing description of the restricted stock grants is qualified in its entirety by reference to the text of the Supplemental Form of Restricted Stock Agreement, which is attached as Exhibit 10.8 hereto and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Amendment to the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan

10.2	SPX Corporation 2005 Non-Employee Directors’ Compensation Plan

10.3	Employment Agreement between SPX Corporation and Christopher J. Kearney executed on February 28, 2005

10.4	Employment Agreement between SPX Corporation and Patrick J. O’Leary executed on February 28, 2005

10.5	Employment Agreement between SPX Corporation and Thomas J. Riordan executed on February 28, 2005

10.6	Employment Agreement between SPX Corporation and Jay Caraviello executed on February 28, 2005

10.7	Employment Agreement between SPX Corporation and Robert B. Foreman executed on February 28, 2005

10.8	Supplemental Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: March 1, 2005	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan

10.2	SPX Corporation 2005 Non-Employee Directors’ Compensation Plan

10.3	Employment Agreement between SPX Corporation and Christopher J. Kearney executed on February 28, 2005

10.4	Employment Agreement between SPX Corporation and Patrick J. O’Leary executed on February 28, 2005

10.5	Employment Agreement between SPX Corporation and Thomas J. Riordan executed on February 28, 2005

10.6	Employment Agreement between SPX Corporation and Jay Caraviello executed on February 28, 2005

10.7	Employment Agreement between SPX Corporation and Robert B. Foreman executed on February 28, 2005

10.8	Supplemental Form of Restricted Stock Agreement

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